Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cullinan Management, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG

Boston, Massachusetts

January 7, 2021